Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements listed below of Summit Hotel Properties, Inc. and Subsidiaries of our reports dated February 24, 2016, with respect to the consolidated financial statements and schedule of Summit Hotel Properties, Inc. and the effectiveness of internal control over financial reporting of Summit Hotel Properties, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2015.

(1)    Registration Statement (Form S-8 No. 333-206050) of Summit Hotel Properties, Inc.

(2)    Registration Statement (Form S-3 No. 333-203183) of Summit Hotel Properties, Inc.,

(3)    Registration Statement (Form S-3 No. 333-203182) of Summit Hotel Properties, Inc.,

(4)    Registration Statement (Form S-3 No. 333-179503) of Summit Hotel Properties, Inc.,

(5)    Registration Statement (Form S-3 No. 333-187624) of Summit Hotel Properties, Inc., and

(6)    Registration Statement (Form S-8 No. 333-172145) of Summit Hotel Properties, Inc.

/s/ Ernst & Young LLP

Austin, Texas

February 24, 2016